Exhibit 10.28.2

                                August 9, 2006

Jeffrey R. Black

100 Endo Boulevard

Chadds Ford, PA 19317

Dear Jeff:

Reference is hereby made to that certain amended and restated employment agreement, dated as of September 1, 2002 (as amended, the “Employment Agreement”), between you and Endo Pharmaceuticals Holdings Inc. (the “Company”). Terms used but not defined in this letter shall have the meanings ascribed to them in the Employment Agreement.

It is with regret that the Company accepts your desire to retire from your position as Executive Vice President, Chief Financial Officer and Treasurer of the Company effective August 9, 2006. Accordingly, the Employment Agreement will be terminated as of the close of business on such date and of no further force and effect other than those obligations which continue by their terms (such as Sections 2.4, 3.2, Article 7 and Article 8).

If you are in agreement with this letter agreement, which shall be effective as of August 9, 2006, please execute below.

Sincerely,

/s/ Peter A. Lankau
Peter A. Lankau
Chef Executive Officer

ACCEPTED AND AGREED THIS 9th DAY OF August 2006:

/S/ Jeffrey R. Black
Jeffrey R. Black